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                                                                      EXHIBIT 16

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]



September 22, 1995



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of EMCOR Group, Inc. dated September 19, 1995.

Yours truly,


Deloitte & Touche LLP